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                                                                    Exhibit 10.4

                         NOVATION AND TRANSFER AGREEMENT

This Novation and Transfer Agreement ("Agreement"), effective as of January 1, 2003 (the "Effective Date"), is made by and among Platinum Underwriters Reinsurance, Inc., a Maryland domiciled insurance company ("Platinum"), St. Paul Fire and Marine Insurance Company, a Minnesota domiciled insurance company ("St. Paul") and Wisconsin Mutual Insurance Company, a Wisconsin domiciled insurance company (the "Company").

WHEREAS, St. Paul and the Company entered into the SECOND PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT, effective from January 1, 2003 through January 1, 2004 and displaying the St. Paul reference number 39508-00 (the "Contract"). A copy of the Contract or the corresponding slip or binder is attached hereto.

WHEREAS, Platinum has assumed a one hundred percent (100%) quota share of the liabilities arising under the Contract, pursuant to a 100% Quota Share Retrocession Agreement, dated as of November 1, 2002, between Platinum and St. Paul.

WHEREAS, the parties hereto now desire to effect a novation of the Contract by which Platinum shall be substituted as the reinsurer in place of St. Paul with respect to the Contract.

WHEREAS, the Company agrees to consent to the substitution of Platinum under the Contract in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and the terms and conditions set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. For all purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Contract.

         2. St. Paul's Undertaking and Release of the Company. In consideration of the undertakings given by the Company in Section 5, St. Paul hereby releases and discharges the Company from all obligations to observe, discharge and be bound by the Contract.

         3. Transfer. St. Paul hereby transfers to Platinum all of its rights, title and interests in, to and under, the Contract and all of its obligations and liabilities in connection therewith.

         4. Acceptance by Platinum. In consideration of the undertakings given by Company in Section 5, Platinum hereby undertakes to observe, perform, discharge and be bound by the Contract as if it were an original signatory to the Contract instead of the St. Paul, whether such obligations and liabilities accrue or arise before, on or after the date hereof.

         5. Company's Undertaking and Release of St. Paul. In consideration of the undertakings given by Platinum in Section 4 and St. Paul in Section 2, the Company hereby:


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         (a) releases and discharges the St. Paul from all obligations to observe, perform, discharge and be bound by the Contract as if the St. Paul had never been a party to the Contract;

         (b) accepts Platinum's undertaking to observe, perform, and discharge and be bound by the Contract (such undertaking being set out in Section
         4); and

         (c) agrees to observe, perform, discharge and be bound by the Contract as if Platinum were a party to the Contract instead of the St. Paul, whether such obligations and liabilities accrue or arise before, on or after the date hereof.

         6. Indemnification. Notwithstanding anything to the contrary in this Agreement, Platinum shall indemnify and hold harmless and, at its own expense, defend Company from and against any and all Losses suffered, incurred or sustained by Company before, on or after the date hereof in connection with matters arising or events occurring in relation to the Contract prior to the date hereof for which the St. Paul would have been liable to Company under the terms of the Contract.

         7. Representations and Warranties. St. Paul hereby represents and warrants to Platinum that it has fully discharged all its duties and obligations under the Contract

         8. Covenants. All covenants and undertakings made by the St. Paul in the Contract shall be binding upon Platinum in all respects as if such covenants and undertakings were made by Platinum with respect to itself.

         9. Permissibility of Agreement. Each of St. Paul and Platinum hereby represents, warrants and covenants to the Company that the execution of this Agreement has been validly authorized, the obligations imposed on it by the provisions of this Agreement constitute valid, legally binding and enforceable obligations on it, shall not constitute a breach or event of default pursuant to any agreement to which St. Paul or Platinum is a party and shall not constitute a violation of law in any applicable jurisdiction.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns.

         11. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         12. Execution of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile. Any such facsimile transmission executed by facsimile by all parties shall constitute the final agreement of the parties and conclusive proof of such agreement. Any party that shall deliver by facsimile an executed signature page of this Agreement shall deliver originals of such executed signature page to each other party within a reasonable time thereafter.

         13. Further Assurances. Each of the parties shall from time to time, on being reasonably requested to do so by the other party to this Agreement, do such acts and/or execute such


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documents in a form reasonably satisfactory to the party concerned as may be necessary to give full effect to this Agreement and securing to that party the full benefit of the rights, powers and remedies conferred upon it by this Agreement.

         14. Entire Agreement. This Agreement may be amended only by written agreement of the parties. This Agreement supersedes all prior discussions and written and oral agreements and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof.

         15. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, regardless of the laws that might otherwise govern under applicable choice-of-law principles. The parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the County of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                ST. PAUL FIRE AND MARINE INSURANCE COMPANY

                                By      /s/ Mark Wigmore
                                        -------------------------------------
                                        Name:  W. Mark Wigmore
                                        Title: Senior Vice President

                                PLATINUM UNDERWRITERS REINSURANCE, INC.

                                By      /s/ Sarah A. Schultz
                                        -------------------------------------
                                        Name:  Sarah A. Schultz
                                        Title: Vice President

                           Consented and agreed to by:

                                WISCONSIN MUTUAL INSURANCE
                                COMPANY

                                By      /s/ Daniel A. Keyes
                                        -------------------------------------
                                        Name:  Daniel A. Keyes
                                        Title: Chief Executive Officer


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